Exhibit 4(f)

[FORM ON FACE OF DEBENTURE]

[THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION
OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]



                             CUSIP NO. -----

No.                          $


LINCOLN NATIONAL CORPORATION

% Debenture Due           , Series

Lincoln National Corporation, an Indiana corporation (the "Company"), promises to pay to or registered assigns the principal sum of
$          Dollars [or, insert applicable currency] on           .


The Company will pay interest on the principal amount of this Debenture
semi-annually at the rate of      % per annum, commencing          .
Interest payment dates are       and       , and interest record dates
are        and           .



[Insert provisions on Additional Amounts, if applicable.]

All of the provisions on the other side of this Debenture are part hereof as if set forth in full here.


(Seal)
                                          LINCOLN NATIONAL CORPORATION

ATTEST:
                                          By:

 [Vice] President


                                              Secretary


Dated:


Trustee's Certificate of Authentication


This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.


                                    THE BANK OF NEW YORK,  AS TRUSTEE


                                    By:
                                       Authorized Signatory
[FORM OF REVERSE OF DEBENTURE]


LINCOLN NATIONAL CORPORATION


% Debenture Due           , Series



1. Interest.


The Company promises to pay interest on the principal amount of this %
Debenture due           , Series           (the "Debentures") at the
rate of     % per annum.  The Company will pay interest semi-annually on
and            of each year, commencing         .  Interest on the
Debentures will accrue from the most recent date to which interest has
been paid or, if  no interest has been paid, from           , provided,
that, if there is no existing default in the payment of interest and if this Debenture is authenticated between a record date referred to on the other side of this Debenture and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

[Insert provisions on the payment of Additional Amounts, if applicable.]

2. Method of Payment.

The Company will pay interest [and Additional Amounts] on the Debentures (except defaulted interest) to the persons who are registered holders of the Debentures ("Holders") at the close of business on the record date referred to on the other side of this Debenture. Holders of Debentures must surrender them to a Paying Agent to collect principal payments [and Additional Amounts]. The Company will pay principal [, Additional Amounts] and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts [or, insert applicable currency]. The Company may at its option, however, pay principal and interest by its check payable in such money. The Company may mail an interest check or draft to a Holder's registered address.

3. Paying Agent and Registrar.

Initially, The Bank of New York (the "Trustee), [Address], will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to Holders. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.




4. Indenture.

The Company issued the Debentures under an Indenture dated as of      ,
(the "Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Holders of Debentures are referred to the Indenture and said Act for a statement of them. The Debentures are general unsecured obligations of the Company limited to $ aggregate principal amount.

The Indenture provides that one or more series of debt securities of the Company in addition to this series of Debentures (collectively the "Securities") may be issued thereunder in various aggregate principal amounts that may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption premiums (if any), may be subject to different sinking fund or analogous provisions (if any), may be subject to different Events of Default (as defined in the Indenture) and may otherwise vary as provided in the Indenture. The Indenture does not limit the amount of Securities that may be issued thereunder.

5. Optional Redemption.

The Company may redeem all of the Debentures at any time or some of them from time to time [insert redemption dates, if applicable] at [insert redemption price or table] [, except that no redemption at the option of
the Company may be carried out prior to           , directly or
indirectly from the proceeds of, or in anticipation of, the issuance of indebtedness for borrowed money having an interest cost, computed in
accordance with generally accepted financial practice, of less than    %
per annum.]]

6. Sinking Fund.

The Company will redeem $           principal amount of Debentures on
  ,  ,           and on each            thereafter through           ,
        at a redemption price of 100% of principal amount, plus accrued
interest to the redemption date, by paying such $           to the
Trustee, as a sinking fund payment, on or before each such       .  The
Company may reduce the principal amount of Debentures to be redeemed pursuant to this paragraph 6 by subtracting 100% of the principal amount of any Debentures that the Company has delivered to the Trustee for cancellation or redeemed other than pursuant to this paragraph 6. The Company may so subtract the same Debenture only once.]

7. Notice of Redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at his registered address. Debentures in denominations larger than the smallest authorized denomination may be redeemed in part. On and after the redemption ate interest ceases to accrue on Debentures or portions of them called for redemption.

8. Defeasance.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Debentures and (b) certain restrictive covenants and certain Events of Default upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Debenture.

9. Denominations, Transfer and Exchange.

The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 [or, insert applicable denomination]. A Holder may register the transfer of or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. [The Registrar need not register the transfer of or exchange any Debenture selected for redemption or register the transfer of or exchange any Debenture for a period of 15 days before a selection of Debentures to be redeemed.]

10. Persons Deemed Owners.

The registered Holder of a Debenture may be treated as the owner of it for all purposes.

11. Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment.

12. Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the outstanding Securities affected by such amendment or supplement voting as one class. Subject to certain exceptions, any past default may be waived by a majority in principal amount of the outstanding Securities or compliance with any provision may be waived in a particular instance with the consent of the holders of a majority in principal amount of the outstanding Securities of any series affected on behalf of the holders of the Securities of that series. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency.

13. Successor Corporation.

When a successor corporation assumes all of the obligations of its predecessor under the Debentures and the Indenture, the predecessor corporation will be released from those obligations.

14. Defaults and Remedies.

An Event of Default is: (a) default for 30 days in payment of any interest or Additional Amounts, if any, on the Debentures; (b) default in payment of principal or premium, if any, on the Debentures when due either at maturity, upon redemption, by declaration or otherwise (except a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than 3 Business Days beyond the date on which such payment is due); (c) default in payment of any sinking fund installment when due and payable (except a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than 3 Business Days beyond the date on which such payment is due); (d) default by the Company in the performance or breach of any other covenant or warranty contained in the Debentures or in the Indenture for the benefit of such Debentures for a period of 60 days after the notice thereof; or (e) certain events in bankruptcy or insolvency of the Company [or (f) insert any other events specified in the Supplemental Indenture or Board Resolution under which the Debentures are issued, if applicable].

If an Event of Default described in clause (a), (b), (c) or, in the event of a default with respect to less than all outstanding Securities,
(d) above shall have occurred and be continuing with respect to the Debentures, either the Trustee or the holders of 25 percent in principal amount of the Debentures then outstanding may declare the principal (or, in the case of original issue discount Debentures, the portion thereof specified in the terms thereof) of all outstanding Debentures, and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately. If an Event of Default described in clause (d) (in the event of a default with respect to all outstanding Securities) or (e) above shall have occurred and be continuing, either the Trustee or the holders of 25 percent in principal amount of all Securities then outstanding (voting as one class) may declare the principal (or, in the case of the original issue discount Securities, the portion of the principal amount thereof specified in the terms thereof) of all Securities then outstanding and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or premium, interest or Additional Amounts, if any, on such Securities) may be waived by the holders of a majority in principal amount of the Securities of such series (or of all series, as the case may be) then outstanding. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture or the Debentures. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest or Additional Amounts, if any, or any sinking fund or purchase fund installment) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

15. Authentication.

This Debenture shall not be valid until the Trustee signs the certificate of authentication on the other side of this Debenture.